Exhibit 99.1

VerifyMe Subsidiary Enters into a $2 million Term Loan Agreement and a $1 million line of credit with PNC Bank and Repays $2.0 million promissory note from PeriShip Acquisition

Rochester, NY – September 27, 2022 – PRNewswire – VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”), together with its wholly owned subsidiary PeriShip Global LLC (“PeriShip”), provides brand owners time and temperature sensitive logistics, supply chain monitoring, authentication and data-rich consumer engagement, announced today that PeriShip has entered into a new debt facility with PNC Bank, National Association and repaid all outstanding principal and interest on the promissory note issued in connection with the PeriShip acquisition.

The new debt facility includes a $1 million revolving line of credit with a term of one-year, expiring in September 2023. The revolving line of credit has no scheduled payments of principal until maturity, and bears interest per annum at a rate equal to the sum of Daily SOFR plus 2.85%. The debt facility also includes a four-year term loan for $2 million which matures in September of 2026. The term loan incurs interest per annum at a rate equal to the sum of Daily SOFR plus 3.1%. The revolving line of credit and term loan are guaranteed by the Company and secured by the assets of PeriShip and the Company.

Also on September 22, 2022, PeriShip paid in full the $2.0 million principal amount promissory note issued to the seller in connection with the PeriShip acquisition for $1.8 million, inclusive of the Company redeeming 61,000 shares of its common stock from the seller, at which point the guaranty agreement entered into by the Company in connection therewith was automatically terminated and has no further effect.

"We are very pleased with our new banking agreement with PNC Bank which provides us more flexibility to execute our long-term growth strategy. This facility provides us with the ability to repay our $2 million obligation to the seller of Periship, LLC at a discount and replace it with a reasonable interest rate obligation going forward over 4 years. We look forward to developing an expanded relationship with PNC Bank," said Patrick White, CEO.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “continue,” “intend,” “could,” “looks,” “provides,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, our reliance on our strategic partner, the successful development of our sales and marketing capabilities, the successful integration of our acquisitions (including the acquisition of the assets of PeriShip, LLC), our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in products to connect brands with consumers and, through our wholly owned subsidiary, PeriShip Global, LLC, providing brands with high-touch, end-to-end logistics management for their products. We provide logistics management from a sophisticated IT platform with proprietary databases, package and flight-tracking software, weather, and flight status monitoring systems, as well as dynamic dashboards with real-time visibility into shipment transit and last-mile events. In addition, VerifyMe technologies give brand owners the ability to gather business intelligence while engaging directly with their consumers. VerifyMe technologies also provide brand protection and supply chain functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. For additional information, please visit: https://www.verifyme.com ..

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com/